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                                                                   Exhibit 99(c)

                          [Morgan Stanley Letterhead]



CONSENT OF MORGAN STANLEY & CO. INCORPORATED

August 6, 1998

KeyCorp


Dear Sirs:

         We hereby consent to the inclusion in the Registration Statement of KeyCorp, relating to the proposed merger of McDonald & Company Investments, Inc. with and into KeyCorp, of our opinion letter in the Proxy Statement which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                    Very truly yours,


                                    MORGAN STANLEY & CO. INCORPORATED


                                    By: /s/ Stephen S. Crawford
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